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(TRIANGLE BANCORP LOGO)                                          P.O. Box 31828
                                                   Raleigh, North Carolina 27622
                                                            4300 Glenwood Avenue
                                                   Raleigh, North Carolina 27612
                                                        Telephone (919) 881-0455
                                                              FAX (919) 781-6042





                                January 8, 1998




Board of Directors
Triangle Bancorp, Inc.
4300 Glenwood Avenue
Raleigh, North Carolina  27612

RE:  Registration Statement on Form S-4 to Effect
           Acquisition of Guaranty State Bancorp

Ladies and Gentlemen:

I am Senior Vice President and General Counsel of Triangle Bancorp, Inc. ("Bancorp") and in such capacity I am familiar with the Company's proposed acquisition (the "Acquisition") of Guaranty State Bancorp, Durham, North Carolina ("Guaranty"). As part of the Acquisition, Bancorp will file with the Securities and Exchange Commission a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to which shares of Bancorp's common stock, no par value (the "Common Stock"), are to be registered.

In my capacity as General Counsel, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the articles of incorporation and bylaws of Bancorp, (ii) the corporate resolutions and other records of actions taken by the Board of Directors of Bancorp pertaining to the Acquisition, (iii) the Amended and Restated Agreement and Plan of Reorganization and Merger by and among Bancorp, Triangle Bank, Guaranty State Bank and Guaranty dated November 18, 1997 (the "Agreement"), (iv) the Registration Statement, (v) the relevant provisions of the Securities Act, Chapter 55 of the North Carolina General Statues, the Bank Holding Company Act of 1956, as amended, and the regulations promulgated under all of the aforementioned statues, and (vi) such other documents, records, certificates, papers and legal matters as I have considered necessary as the basis for the opinions given herein. In addition, I have made reasonable inquiries of the officers of Bancorp as to all relevant items. In all examinations of documents, I have assumed the genuineness of all original documents and all signatures and the conformity to original documents of all copies submitted to me as certified, conformed or photostatic copies.



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Board of Directors
January 8, 1998
Page 2


On the basis of such examination (and subject to the Registration Statement becoming and remaining effective, approval of the Acquisition by Guaranty shareholders, receipt of all required regulatory approvals, and consummation of the Acquisition on the terms and in the manner described in the Agreement), I am of the opinion that the shares of Common Stock to be issued to Guaranty's shareholders, upon the issuance thereof in accordance with the terms and conditions of the Agreement, will be legally and validly issued, fully paid and nonassessable.

I am admitted to the practice of law in the State of North Carolina, and, accordingly, I do not purport to express any opinion on any laws of any other jurisdiction other than the laws of the State of North Carolina and the federal laws of the United States of America, in each case as such laws are in effect on the date hereof.

This opinion is furnished by me solely for your benefit in connection with the transaction described herein and may not be quoted or relied upon by, nor may copies be delivered to, any other person or entity, or used for any other purposes, without my prior express written consent. I hereby expressly disclaim any duty or responsibility to update this opinion or the information upon which it is based after the date hereof.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and the reference to my name and this opinion in the Proxy Statement/Prospectus which is a part of the Registration Statement under the caption "Legal and Tax Matters".

                                  Very truly yours,



                                  /s/ Alexander M. Donaldson
                                  Alexander M. Donaldson
                                  Senior Vice President and General Counsel